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                       AMENDMENT NO. 10 TO AMENDED AND RESTATED
                          REDUCING REVOLVING LOAN AGREEMENT

This Amendment No. 10 to Amended and Restated Reducing Revolving Loan Agreement (the "Amendment") dated as of August 28, 1998, among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation (collectively, the "Original Borrowers") and Sunset Station, Inc. ("Parent")(but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), and Bank of America National Trust and Savings Association, as Managing Agent (the "Managing Agent"), is entered into with reference to the Amended and Restated Reducing Revolving Loan Agreement, dated as of March 19, 1996, among the Original Borrowers, Parent, the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and the Managing Agent (as heretofore amended, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

Borrowers, Parent and the Managing Agent, acting with the consent of the Requisite Banks pursuant to Section 14.2 of the Loan Agreement, agree as follows:

          1. SECTION 1.1. Section 1.1 of the Loan Agreement is amended to add the following definition:

          "SUPPLEMENTAL LOAN AGREEMENT" means the revolving supplemental loan agreement covering the Indebtedness permitted by Section 6.7(g).

          2.   SECTION 6.6.  Section 6.6 of the Loan Agreement is amended by
(i) striking the word "and" at the end of clause (e) thereof, (ii) striking the period at the end of clause (f) thereof, (iii) inserting "; and" at the end of clause (f) thereof and (iv) adding a new clause (g) to read as follows:

          (g) Liens and Negative Pledges that are pari-passu with the Liens and Negative Pledges under the Loan Documents securing Indebtedness permitted by Section 6.7(g); provided that the lenders extending such Indebtedness to Borrowers have concurrently entered into an intercreditor agreement with the Managing Agent which preserves to the Managing Agent control of any enforcement of the Collateral Documents and which is otherwise in form and substance acceptable to the Managing Agent.

          3. SECTION 6.7. Section 6.7 of the Loan Agreement is amended by adding the following proviso at the end of clause (e) thereof after the word "request".

          AND PROVIDED FURTHER that Indebtedness is incurred under this Agreement or incurred under the Supplemental Loan Agreement shall not be deemed for purposes of this clause (e) to have been incurred to finance the purchase or construction of capital assets or to have refinanced any such Indebtedness.

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          4.   SECTION 6.7.  Section 6.7 of the Loan Agreement is further amended by (i) striking the word "and" at the end of clause (e) thereof,
(ii) striking the period at the end of clause (f) thereof, (iii) inserting "; and" at the end of clause (f) thereof and (iv) adding a new clause (g) to read as follows:

          (g) Indebtedness not in excess of $80,000,000 incurred as a supplemental revolving credit facility having a maturity date not later than March 31, 1999; PROVIDED that concurrently therewith all Indebtedness of Borrowers under that certain Master Revolving Promissory Note dated as of June 30, 1998 between Borrowers and Bank of America Nevada shall be paid in full and such Agreement shall be terminated.

          5.   SECTION 9.8.  Section 9.8 of the Loan Agreement is amended by
(i) striking the word "and" at the end of clause (e) thereof, (ii) inserting the word "and" at the end of clause (f) thereof and (iv) adding a new clause (g) to read as follows:

          (g) Liens and Negative Pledges that are pari-passu with the Liens and Negative Pledges under the Loan Documents securing Indebtedness permitted by SECTION 6.7(g); PROVIDED that the lenders extending such Indebtedness to Borrowers have concurrently entered into an intercreditor agreement with the Managing Agent which preserves to the Managing Agent control of any enforcement of the Collateral Documents and which is otherwise in form and substance acceptable to the Managing Agent.

          6.   SECTION 9.9.  Section 9.9 of the Loan Agreement is amended by
(i) deleting "; and" at the end of clause (i) thereof, (ii) deleting the period at the end of clause (j) thereof, (iii) inserting "; and" at the end of clause (j) thereof and (iv) adding a new clause (k) as follows:

          (k) a Guaranty Obligation with respect to the Indebtedness permitted by Section 6.7(g).

          7. CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon receipt by the Managing Agent of all of the following:

               (a) Counterparts of this Amendment executed by all parties hereto;

               (b) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof, substantially in the form of EXHIBIT A to this Amendment;

               (c)  Written consent of the Requisite Banks as required under
               Section 14.2 of the Loan Agreement in the form of EXHIBIT B to this Amendment;

               (d) An amendment fee equal to .10% (10 basis points) TIMES the Pro-Rata Share of each of the Banks (OTHER THAN Bank of America NT & SA, Bank of Scotland and Societe Generale) for the pro-rata account of such Banks; and

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               (e)  Such other assurances, certificates, documents, consents or opinions as the Managing Agent or the Requisite Banks reasonably may require.

          8. COPY OF SUPPLEMENTAL LOAN AGREEMENT. Borrowers hereby agree to provide true copies of the Supplemental Loan Agreement to the Managing Agent promptly after entering the same for distribution to the Banks.

          9. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing.

          10. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Amendment.

          11. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

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IN WITNESS WHEREOF, Borrowers and the Managing Agent have executed this
Amendment as of the date first above written by their duly authorized representatives.

                                        PALACE STATION HOTEL & CASINOS, INC.
                                        BOULDER STATION, INC.
                                        TEXAS STATION, INC.
                                        ST. CHARLES RIVERFRONT STATION, INC.
                                        KANSAS CITY STATION CORPORATION
                                        SUNSET STATION, INC.


                                        By:    /s/ Glenn C. Christenson
                                           ----------------------------
                                             Glenn C. Christenson
                                             Vice President and
                                             Chief Financial Officer


                                        STATION CASINOS, INC.


                                        By:  /s/  Glenn C. Christenson
                                           ---------------------------
                                                  Glenn C. Christenson
                                                  Executive Vice President and
                                                  Chief Financial Officer


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Managing Agent


                                        By:  /s/ Janice Hammond
                                           --------------------
                                             Janice Hammond
                                             Vice President